CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors of W. R. Berkley Corporation:

     We consent to the use of our reports dated February 14, 2002, incorporated herein by reference in Amendment No. 1 to the Registration Statement on Form S-3 (Reg. No. 333-88920) and related Prospectus of W. R. Berkley Corporation and to the reference to our firm under the heading "Experts" in this Amendment No. 1 to Registration Statement on Form S-3 and related Prospectus. Our reports refer to a change in the method of accounting for insurance-related assessments in 1999.


                                   /s/ KPMG LLP

New York, New York
June 6, 2002